ERIC P.  LITTMAN, PA
7695 SW 104 Street
Suite 210
Miami, FL 33156
         (305) 663-3333  Facsimile (305) 668-0003

January 16, 2001

Board of Directors
Heavensent Bears, Inc.
6821 Knightswood Drive
Orlando, FL 32818

Gentlemen:

We have acted as counsel for Heavensent Bears, Inc., a Florida corporation (the "Company"), in connection with the issuance of the Shares described in the prospectus of the Company (the "Prospectus"), contained in the Registration Statement on Form SB-2 of the Company bearing file
No. 333-49582.

In connection with this matter, we have examined the originals or copies certified or otherwise identified to our satisfaction of the following: (a) Articles of Incorporation of the Company, as amended to date; (b) By-laws of the Company, as amended to date; (c) Certificates from the Secretary of State of the State of Florida, dated as of a recent date, stating that the Company is duly incorporated and in good standing in the State of Florida;
(d) Share Certificate of the Company; (e) The Registration Statement and all exhibits thereto. In addition to the foregoing, we have also relied as to matters of fact upon the representations made by the Company. In addition, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us certified or photostatic copies.

Based upon and in reliance upon the foregoing, and after examination of such corporate and other records, certificates and other documents and such matters of law as we have deemed applicable or relevant to this opinion, it is our opinion that the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to own its properties and conduct its business as described in the Registration Statement. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, $.00001 par value.
Proper corporate proceedings have been taken validly to authorize such authorized capital stock and all the outstanding shares of such capital when delivered in the manner and/or on the terms described in the Registration Statement (after it is declared effective), will duly and validly issued, fully paid and non-assessable. The shareholders of the Company have no preemptive rights with respect to the Common Stock of the Company.

	I hereby consent to the reference to my name in the Registration Statement under the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not hereby admit that I come within the category of a person whose consent is required under Section 7 of the Securities Act of 1933, or the general rules and regulations thereunder.


Very truly yours,





/s/Eric P. Littman
Eric P. Littman
Very truly yours,